As filed with the Securities and Exchange Commission on May 24, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0728886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9719 Estate Thomas

St. Thomas, U.S. Virgin Islands 00802

(Address of principal executive offices and zip code)

ATLANTIC TELE-NETWORK, INC. 2005 RESTRICTED STOCK AND INCENTIVE PLAN

(Full title of the plan)

Michael T. Prior

Chief Financial Officer

Atlantic Tele-Network, Inc.

9719 Estate Thomas

St. Thomas, U.S. Virgin Islands 00802

(340) 777-8000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Clopeck, Esq.

Day, Berry & Howard LLP

260 Franklin Street

Boston, MA 02110

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	250,000 shares	$28.60	$7,150,000	$841.56

(1)	In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	For the purpose of calculating the registration fee only, in accordance with Rule 457(c) and Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices for the Company’s Common Stock on May 18, 2005, as reported on the American Stock Exchange.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement relates to 250,000 shares of common stock of Atlantic Tele-Network, Inc. (the “Company”) which may be issued from time to time pursuant to the Company’s 2005 Restricted Stock and Incentive Plan (the “2005 Plan”).

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act or 1934, as amended (the “Exchange Act”);

(b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c) The description of the Company’s common stock which is contained in its Registration Statement on Form 8-A, No. 000-19551, filed under the Exchange Act, and its Registration Statement on Form S-1, No. 033-43012, filed under the Securities Act of 1933, as amended (the “Securities Act”), and any amendment or reports filed under the Exchange Act for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may also indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. In addition, Section 145(c) of the DGCL provides that when an officer or director is successful on the merits or otherwise in the defense of any action to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

The Company’s By-Laws contain provisions requiring indemnification of its officers and directors to the maximum extent permitted by the DGCL and allowing such indemnification of its employees and agents, and any person serving at its request as a director, officer, employee or agent of another entity. The Company’s By-Laws also provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contende or its equivalent does not, in itself, create a presumption that the person did not act in good faith and in the best interest of the Company, or with respect to any criminal action or proceeding, that such person had reasonable cause to believe his or her conduct was unlawful.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation. The Company’s By-Laws provide that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation includes such a provision. The Company’s Restated Certificate of Incorporation also contains a provision which provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Company’s By-Laws provide that the Corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, for any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company shall have the power to indemnify such person against such liability. The indemnification and related provisions of the Company’s By-Laws continue as to any person who has ceased to be a director, officer, employee or agent of the Company and inure to the benefit of the heirs, executors and administrators of such persons.

The Company maintains an insurance policy under which its directors and officers are insured, within the limits and subject to the limitations of such insurance policy, against certain liabilities which may be imposed in connection with such persons’ service as such directors or officers.

In 2003, the Company entered into indemnification agreements with its directors that are intended to complement the indemnity and protection available under the Company’s Restated Certificate of Incorporation and By-Laws, and the directors’ and officers’ liability insurance policy maintained by the Company. The indemnification agreements provide, in effect, that the Company shall indemnify the directors to the maximum extent permitted by Delaware law, and include procedures for reimbursement by the Company of expenses which may be incurred in connection with any action, suit, proceeding, hearing, inquiry or investigation, where the individual’s involvement is by reason of the fact that he is a director or officer of the Company or any subsidiary. The Company also expects to enter into indemnification agreements with individuals who become directors in the future.

The 2005 Plan is administered by a committee which at any given time shall consist of at least two directors of the Company. The 2005 Plan provides the no member of the committee shall be liable for any action taken or determination made in good faith.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 dated May 13, 2001)

4.2	By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company’s Registration Statement on Form S-1 dated September 27, 1991)

4.3	Amendment to the By-Laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated February 16, 1996)

4.4	Amendment to the By-Laws of the Company (incorporated by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.5	2005 Restricted Stock and Incentive Plan

4.6	Form of Restricted Stock Award Agreement

5	Opinion of Day, Berry & Howard LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Day, Berry & Howard LLP (included in the opinion filed as Exhibit 5)

24	Power of Attorney (included in signature page to this Registration Statement)

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this eighteenth day of May, 2005.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Cornelius B. Prior, Jr.
Cornelius B. Prior, Jr. Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this eighteenth day of May, 2005. Each person whose signature appears below hereby constitutes Cornelius B. Prior, Jr. and Michael T. Prior, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign for such person in such person’s name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all such amendments.

/s/ Cornelius B. Prior, Jr. Cornelius B. Prior, Jr.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Michael T. Prior Michael T. Prior	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Andrew Fienberg Andrew Fienberg	Chief Accounting Officer (Principal Accounting Officer)

/s/ Charles Roesslein Charles Roesslein	Director

/s/ Ernst Burri Ernst Burri	Director

/s/ Henry Wheatley Henry Wheatley	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 dated May 13, 2001)

4.2	By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company’s Registration Statement on Form S-1 dated September 27, 1991)

4.3	Amendment to the By-Laws of the Company (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K dated February 16, 1996)

4.4	Amendment to the By-Laws of the Company (incorporated by reference to Exhibit 3(c) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.5	2005 Restricted Stock and Incentive Plan

4.6	Form of Restricted Stock Award Agreement

5	Opinion of Day, Berry & Howard LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Day, Berry & Howard LLP (included in the opinion filed as Exhibit 5)

24	Power of Attorney (included in signature page to this Registration Statement)